1

                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549

                            ------------------------


                                   FORM 8 - K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 25, 2003


                              Data I/O Corporation
             (Exact name of registrant as specified in its charter)


                                   Washington
                 (State of other jurisdiction of incorporation)


              0-10394                                91-0864123
      (Commission File Number)         (IRS Employer Identification No.)


                 10525 Willows Road N.E., Redmond, WA 98073-9746
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (425) 881-6444


                                 Not Applicable
          (Former name or former address, if changed since last report)


                                Page 1 of 5 Pages

Item 12.  Regulation FD Disclosure

A copy of a press release made on July 25, 2003 entitled "Data I/O reports third consecutive quarter of profitability" follows:

Data I/O Corporation
10525 Willows Road N.E.
Redmond, WA 98052
Tel: (425) 881-6444
Fax:(425) 881-6856

For information please contact:

Joel Hatlen                                                        Fred Hume
VP Finance/CFO                                                   President/CEO
425/881-6444                                                      425/881-6444

           DATA I/O REPORTS THIRD CONSECUTIVE QUARTER OF PROFITABILITY

Redmond, Washington (July 25, 2003) -- Data I/O(R) Corporation (NASDAQ: DAIO) today announced a net income for the second quarter of 2003 of $332,000, or $0.04 per share, compared to a net loss of $1.4 million, or ($0.18) per share, for the second quarter of 2002. Revenues for the second quarter of 2003 were $5.6 million, compared to $4.8 million for the second quarter of 2002, an increase of 16%.

Gross margins increased in dollars and as a percentage of sales for the second quarter of 2003 compared with the same period of 2002, primarily due to the increased sales volume and reduced costs resulting from the Company's restructuring actions taken during the last year and unfavorable inventory reserves of $600,000 recorded in 2002. In addition, the margin percentage was higher than expected due to the sales mix including a larger amount of software and aftermarket products. Margins were also favorably impacted by the change in exchange rates.

"I am pleased to report Data I/O's third consecutive quarter of profitability. Orders were below plan in April due primarily to the impact of SARS. We were successful in regaining the momentum later in the quarter and backlog increased by approximately $0.5 million to $1.9 million. The Company remains in a strong financial position with a cash and short-term investment position of $6 million and no debt at the end of the second quarter," stated Fred Hume, President and CEO.

Third Quarter 2003 Forward-Looking Statement: Management is committed to long-term profitable growth and believes that the financial results for the current quarter will continue to improve and be generally in line with the previous quarter.

Web-Cast Conference Call: The Company has scheduled a conference call for Wednesday, July 30, 2003 at 1:30 p.m. Pacific Time regarding its second quarter results and a business update for the second quarter that will be broadcast on the web. Please see Data I/O Corporation's web site at "http://www.data-io.com" for details.

Forward-Looking Statements: Statements in this news release concerning future revenues, future results from operations, financial position, economic conditions, product releases and any other statement that may be construed as a prediction of future performance or events are forward-looking statements which involve known and unknown risks, uncertainties and other factors which may cause actual results to differ materially from those expressed or implied by such statements. These factors include uncertainties as to levels of orders, ability to record revenues based upon the timing of product deliveries and installations, market acceptance of new products, changes in economic conditions and market demand, pricing and other activities by competitors, and other risks including those described from time to time in the Company's filings on Forms 10K and 10Q with the Securities and Exchange Commission (SEC), press releases and other communications.

Corporate Information: Celebrating 30 years of innovative leadership in the device programming industry, Data I/O Corporation provides manual and automated device programming systems that specifically address the requirements of engineering and manufacturing customers. The Company, which is publicly traded (NASDAQ: DAIO), is headquartered in Redmond, Wash., and has sales and service offices worldwide. The Company's worldwide web address is http://www.data-io.com.

                                       ###

                               DATA I/O CORPORTION
                       COMPARATIVE STATEMENTS OF EARNINGS
                      (in thousands except per share data)



                                                          Second Quarter                         Six Months Ended
                                               ------------- ------------ ---------- -------------- --------------- ---------
                                                                          Percent                                   Percent
                                               6/30/2003     6/30/2002    Change     6/30/2003      6/30/2002       Change
                                               ------------- ------------ ---------- -------------- --------------- ---------
Net sales                                         $5,578        $4,797        16.3%    $11,733        $10,186          15.2%
Gross margin                                       3,299         2,004        64.6%      6,736          4,507          49.5%
Gross margin as percent of sales                   59.1%         41.8%        17.3%      57.4%          44.2%          13.2%
Operating expenses:
Research & development                             1,078         1,398       -22.9%      2,240          2,706         -17.2%
Selling, general and administrative                1,801         1,974        -8.8%      3,728          4,268         -12.7%
    Provision for business restructuring               -            (2)                    (27)            (1)
                                               ------------- ------------            -------------- ---------------
Operating income (loss)                              420        (1,366)                    795         (2,466)
Non-operating income (expense):
Interest, net                                         13            17                      42             40
Foreign currency exchange                             (7)           (3)                    (82)           (58)
                                               ------------- ------------            -------------- ---------------
Income/(loss) from operations before taxes           426        (1,352)                    755         (2,484)

Income tax expense                                    94            16                     105             40
                                               ------------- ------------            -------------- ---------------
Net income/(loss)                                   $332       ($1,368)                   $650        ($2,524)
                                               ============= ============            ============== ===============

                                               ------------- ------------            -------------- ---------------
Total diluted earnings (loss) per share            $0.04        $(0.18)                  $0.08         $(0.33)
                                               ============= ============            ============== ===============

Diluted weighted average shares outstanding        7,988         7,664                   7,917          7,657



                                                   CONDENSED BALANCE SHEET
                                                        (in thousands)

                                                                  6/30/03     12/31/02
                                                                ------------ ------------
Cash and cash equivalents                                        $  5,301     $  4,383
Short-term investments                                                735        1,076
Accounts receivable, net                                            4,563        4,328
Inventories                                                         4,668        4,476
Current deferred tax asset and other assets                           263          509
Property, plant and equipment, net                                  1,225        1,508
Other long-term assets, net                                            47           87
                                                                ------------ ------------
         Total assets                                             $16,802      $16,367
                                                                ============ ============

Current liabilities                                              $  5,389     $  5,647
Total funded debt                                                       -            -
Deferred gain on sale of property                                   1,270        1,435
Shareholders' equity                                               10,143        9,285
                                                                ------------ ------------
         Total liabilities and shareholders' equity               $16,802      $16,367
                                                                ============ ============


 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Data I/O Corporation

July 30, 2003                       By /s/Frederick R. Hume
                                    Frederick R. Hume
                                    President
                                    Chief Executive Officer



                                    By /s/Joel S. Hatlen
                                    Joel S. Hatlen
                                    Vice President - Finance
                                    Chief Financial Officer
                                    Secretary and Treasurer